                                                                    EXHIBIT 99.1

NEWS BULLETIN FROM

[COVANSYS LOGO]

FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Michelle Jones
Tel: (248) 848-8896                     Tel: (248) 848-2269
jtrouba@covansys.com                    mjones@covansys.com

FOR IMMEDIATE RELEASE


           COVANSYS REPORTS SOLID THIRD QUARTER 2004 EARNINGS RESULTS

                  INCREASES IN REVENUE AND NET INCOME DRIVEN BY
        ENHANCED CLIENT CAPABILITIES AND IMPROVED OPERATING EFFICIENCIES


FARMINGTON HILLS, MI, October 28, 2004 -- Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the third quarter ended September 30, 2004.

Covansys reported revenue of $96.2 million compared with $94.4 million in the third quarter of 2003. Covansys' revenue of $96.2 million was also an improvement over revenue of $94.1 million in the second quarter of 2004. The company generated net income of $6.5 million for the quarter ended September 30, 2004, up from $4.5 million in the prior quarter and an increase of 58.7% compared to net income of $4.1 million in the third quarter of 2003.

Diluted earnings per share (EPS) for the third quarter of 2004 was a loss of $.81, compared to EPS of $.09 in the quarter ended June 30, 2004 and $.08 for the third quarter of 2003. This was due in part to a charge of $28.7 million related to the recapitalization of the ownership interest held by a fund managed by Clayton, Dublier & Rice, Inc. (CDR).

Net income, which represents income before the $28.7 million charge and stock dividends on the convertible preferred stock, was $6.5 million for the quarter ended September 30, 2004. As of September 30, after the completion of the recapitalization transaction that resulted in the issuance of new shares of common stock and retired the convertible preferred stock, the company had 37.4 million shares outstanding.

Raj Vattikuti, Covansys founder, president, and chief executive officer, said, "Covansys' strong third quarter performance reflects our improved client service capabilities as well as the growing impact partners such as Fidelity Information Systems (FIS) and PeopleSoft have had on our billable headcount in India. The steps we took earlier in the year to enhance our operating efficiency and reduce costs are also yielding positive results, as are the procedures we have put in place to better manage our fixed price contracts in the public sector. We are pleased with the progress we have made in executing on our growth strategy and aligning our SG&A expenditures and global utilization with our business. As the outlook for IT spending continues to improve, we are well-positioned to build on our success in the quarters ahead."

Covansys' third quarter 2004 business and operational highlights include:

- Completion of the Stock Purchase Agreement with FIS and Recapitalization Agreement with CDR on September 15;
- Initiation of 29 statements of work with FIS utilizing approximately 275 billable consultants;
-    Continued strong revenue growth in India;
- The addition of 333 billable consultants, bringing Covansys' total billable headcount in India to more than 3,400 consultants, a 11% increase over second quarter and a 57% increase over third quarter 2003;
- A reduction in SG&A of $2.7 million, or 13.5% from the second quarter 2004, and a more aligned operating structure;
- Appointment of Raj Vattikuti as Covansys' new president and chief executive officer; and
- Appointment of William P. Foley II, Frank Sanchez and Gary C. Wendt to the Covansys board of directors.

Mr. Vattikuti continued, "Increasing our offshore talent base and expanding our capabilities in legacy modernization and financial services will remain key priorities in the quarters ahead, as will ensuring the seamless operation of our global infrastructure and delivery systems. Our success in meeting these objectives will allow us to continue building rewarding new client relationships while strengthening our existing ties with anchor accounts. Our recent contract wins, together with the strength of our public sector pipeline and the increase in RFPs we have received from high-potential target clients, underscore the value of pursuing this strategy and are helping to cement Covansys' reputation as a premiere global IT services provider."

ADDITIONAL FINANCIAL RESULTS
Domestic utilization was 85.2% in the third quarter of 2004, up from 83.0% in the third quarter of 2003, and a slight decline over the last quarter, when domestic utilization was 86.2%. Utilization in India was 76.2% for the third quarter, up from 66.6% in the second quarter 2004, and down from 82.3% in the third quarter of 2003.

Covansys' effective tax rate was 32.1% for the third quarter of 2004. The company estimates that its effective tax rate for the full year will be approximately 32.5%.

The company's combination of cash and short-term investments at the end of the third quarter 2004 was $58.9 million, a decrease of approximately $68.5 million from the end of 2003. The decrease is due to the recapitalization of the company, offset by strong cash flow from operations. Cash from operations for the first nine months of 2004 was $25.3 million.

Covansys repurchased 253,100 shares of its common stock during the third quarter at a cost of $2.4 million.

SHAREHOLDER RIGHTS PLAN
Covansys also announced today that its board of directors has adopted a Shareholder Rights Plan. This plan is designed to ensure that potential acquirers of the company's stock recognize fair value for the company's assets and opportunities. Additional details of the Shareholder Rights Plan are set forth in the Exhibit to the company's third quarter Form 10-Q.

OUTLOOK
Jim Trouba, Covansys' Chief Financial Officer, noted, "We expect our improved business fundamentals and well aligned operating structure to help us build on the revenue and margin gains we made in the third quarter. Even though the fourth quarter is likely to reflect historically weaker billable hours, we expect to enter the fourth quarter and new year on a very solid growth trajectory. We anticipate that we will continue to add billable headcount in the U.S. and India."

Mr. Vattikuti concluded, "With a solid, stable platform from which to grow and a renewed focus on cost discipline and scalability, both in the U.S. and in India, Covansys is better-positioned than ever to capitalize on the extraordinary growth opportunities that lie ahead. We are excited about the market-differentiating strengths we can offer our clients in every vertical we serve and are committed to ensuring that, as we continue to expand our global talent base, providing superior execution and delivery will remain our top priority."

CONFERENCE CALL
Covansys will host a conference call to discuss its third quarter 2004 financial results on Thursday, October 28, 2004 at 10:00 a.m. Eastern Time. Interested parties may access the call by dialing 877-407-8033, or 201-689-8033 from outside North America. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. on October 28th through midnight on November 11th by dialing 877-660-6853 or 201-612-7415 and referencing account number 1628 and conference ID 121220. The replay will also be available on the company's website, www.covansys.com, for 90 days.

ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique on-site, offsite, offshore delivery capability to achieve rapid deployment, world-class quality and reduced costs. A leader in the public sector market, Covansys is also known for application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with over 5500 employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R). Covansys was named one of the leading IT companies for state and local governments in 2002 and 2003 by Washington Technology magazine, and one of the top 500 solution providers in 2002 and 2003 by VARBusiness magazine. Visit our web site: www.covansys.com.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include actions by governmental or regulatory agencies, general economic conditions and conditions in the IT industry such as potential cost overruns on fixed price contracts, competition in the IT services industry, the demand for IT services, public sector government budgetary constraints, effective application of the percentage of completion method of accounting for fixed priced contracts, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of Immigration, exposure to regulatory, political and economic conditions in India and Asia, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights.

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in thousands except per share amounts)




                                                       Nine Months Ended September 30,         Nine Months Ended September 30,
                                                       -------------------------------         -------------------------------
                                                           2004               2003               2004               2003
                                                       ----------          ----------          --------           ----------
Revenues                                                $  96,201          $  94,355          $ 275,203          $ 287,154

Cost of Revenues                                           70,085             68,518            208,931            216,906
                                                       ----------          ----------          --------           ----------
Gross Profit                                               26,116             25,837             66,272             70,248

Selling, general and administrative                        17,035             19,257             56,081             64,060

                                                       ----------          ----------          --------           ----------

Income (loss) from operations                               9,081              6,580             10,191              6,188

Other income(expense), net                                    500               (116)             1,809                956
                                                       ----------          ----------          --------           ----------

Income from operations before income taxes                  9,581              6,464             12,000              7,144

Provision for income taxes                                  3,073              2,364              3,895              2,881

                                                       ----------          ----------          --------           ----------

Net income                                                  6,508              4,100              8,105              4,263

Convertible redeemable preferred
  stock dividends                                             953              1,113              3,221              3,312

Redemption of convertible redeemable
  preferred stock                                          28,674                                28,674


                                                       ----------          ----------          --------           ----------
Net income (loss) available for shareholders              (23,119)             2,987            (23,790)               951

Amounts allocated to participating
  preferred shareholders                                       --                732                 --                233

                                                       ----------          ----------          --------           ----------

Net income (loss) available to common
  shareholders                                          $  (23,119)         $   2,255           $(23,790)         $     718

                                                        ==========          =========           =======            =========


Earnings Per Share:
                                                       Basic    Diluted    Basic   Diluted     Basic     Diluted   Basic    Diluted
                                                       ----------------    ---------------     ------------------  ----------------

Net Income (Loss) Available To Common Shareholders     $(0.81)  $ (0.81)   $ 0.08  $ 0.08      $ (0.87)  $ (0.87)  $  0.03  $ 0.03
                                                       ================    ==============      =================   ================

Weighted Average Common Shares                         28,616   28,616     26,766  27,089      27,455     27,455    27,041  27,160


                                      MORE

                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (Unaudited, in thousands)



                                                     SEPTEMBER 30         DECEMBER 31,
                                                        2004                 2003
                                                       --------            --------
Current Assets:
  Cash and cash equivalents                            $ 37,860            $ 89,671
  Short-term investments                                 21,130              37,804
                                                       --------            --------
                                                         58,990             127,475

  Accounts receivable, net                               79,561              69,755

  Revenues earned in excess of billing, net              23,429              32,127

  Prepaid expenses and other                             17,797              14,759
                                                       --------            --------

              Total current assets                      179,777             244,116

Property and equipment, net                              32,281              36,683

Goodwill, net                                            18,403              18,441

Other assets                                              9,102              16,119
                                                       --------            --------

              Total Assets                             $239,563            $315,359
                                                       ========            ========

Current liabilities                                    $ 59,760            $ 55,845

Long-term debt                                           17,500                   0

Other liabilities                                           304                 889

Preferred Stock                                               0             168,655

Shareholders' equity                                    161,999              89,970
                                                       --------            --------

              Total Liabilities and
                Shareholders' Equity                   $239,563            $315,359
                                                       ========            ========



                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)



                                                                                  Nine Months Ended
                                                                                    September 30,

                                                                            2004                  2003
                                                                         ---------             ---------
Net income(loss)                                                         $   8,105             $   4,263
Adjustments to reconcile net income to net cash used by
  operating activities:
  Depreciation and amortization                                             10,032                11,539
  Loss on disposal and obsolescence of property and equipment                1,066                   739
  Provision for and write-off of doubtful accounts                           1,562                   475
  Gain from sale of short-term investments                                    (132)                 (178)
  Other                                                                        163                  (915)
  Change in assets and liabilities                                           4,519                 5,964
                                                                         ---------             ---------
      Net cash provided by (used in) operating activities                   25,315                21,887

Cash flows from investing activities:
  Investment in property, equipment and other                               (6,646)               (6,874)
  Proceeds from sale of available-for-sale securities                       85,994               110,653
  Purchases of available-for-sale securities                               (69,343)             (127,639)
  Proceeds from sale of investment                                               0                   278
  Investment in computer software                                             (171)                 (835)
                                                                         ---------             ---------
      Net cash provided by (used in) investing activities                    9,834               (24,417)

Cash flows from financing activities:
  Net proceeds from issuance of common stock                                93,374                   375
  Net proceeds from exercise of stock options and other, net                 1,025                   146
  Redemption of convertible redeemable preferred stock                    (178,977)                    0
  Repurchases of common stock                                               (2,407)               (1,485)
                                                                         ---------             ---------
    Net cash (used in) financing activities                                (86,985)                 (964)
    Effect of exchange rate changes on cash                                     25                     0
                                                                         ---------             ---------
Increase (decrease) in cash and cash equivalents                           (51,811)               (3,494)
Cash and cash equivalents at beginning of period                            89,671                88,288
                                                                         ---------             ---------
Cash and cash equivalents at end of period                               $  37,860             $  84,794
                                                                         =========             =========




                                      ###